AGREEMENT FOR RESTRICTED STOCK AWARD

THIS AGREEMENT FOR RESTRICTED STOCK AWARD is made and entered into effective this 24TH  day of July, 2018, by and between MAGELLAN GOLD CORPORATION, a Nevada corporation (the “Company”), and W. Pierce Carson (“Employee”).

1.Background of Agreement.  The undersigned Employee is a key Employee of the Company serving as President and Chief Executive Officer.  Employee is currently providing and intends to continue to provide services to the Company.  This Agreement is entered into for the purposes of:

a.Vesting stock ownership in the hands of persons such as Employees who are active in the affairs of the Company; and

b.Protecting the Company and its shareholders against Key personnel turnover, which would be detrimental to the Company’s development.

The parties agree that they shall have the rights and obligations described herein and that Employee shall not transfer, sell or assign any of the shares of the Company’s common stock now owned or hereafter acquired except as set forth in this Agreement and as set forth in the Shareholders’ Agreement executed by the undersigned Employee as a condition to this Agreement.

2.Restricted Stock Award.  The Company agrees to issue to Employee as of the date of this Agreement a number of shares of the Company’s common stock, $.001 par value (the “Common Stock”), set forth below (“Stock Award”), which shares shall be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and subject to the following vesting:

Number of Shares	Vesting Schedule
1,000,000	Fully vested upon the execution of an agreement to purchase the El Dorado mine on or before August 31, 2018
1,000,000	Fully vested six months from the date of this Agreement
1,000,000	Fully vested 12 months from the date of this Agreement
1,000,000	Fully vested 18 months from the date of this Agreement

To be vested, Employee must be in continuing service as an employee of the Company on each vesting date. All shares granted in this Stock Award shall be fully vested in the event the Company consummates a Change in Control transaction, as defined in Section 8 below.  It is understood and agreed that when granted and issued, all shares of the Company’s Common Stock awarded to Employee shall be fully paid and nonassessable shares of the Company’s authorized capital stock. Should any condition to vesting of any of the foregoing grant tranches be unsatisfied, all Shares granted within such tranche shall be forfeited without proration.

It is agreed that all Shares subject to vesting shall remain uncertificated until fully vested, whereupon the vested Shares shall be evidenced by a certificate registered in the name of Employee.

3.Restrictions on Transfer.

         (a)    Employee agrees that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that Employee not sell, dispose of, transfer, pledge, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Employee under the Award, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen (18) days after expiration of the one hundred eighty (180) day period, as the Company or the underwriters shall request in order to facilitate compliance with NASD Rule 2711).

         (b)    Employee agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of underwriters of Common Stock of the Company, Employee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such lock-up period.

4.Restrictive Legends.     The shares issued under this Award shall be endorsed with the legends set forth below or legends substantially equivalent thereto, as determined by the Company it its sole discretion, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF JULY __, 2018, BETWEEN THE COMPANY AND THE HOLDER OF THIS STOCK.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE HOLDER OF THIS STOCK MAY NOT SELL, TRANSFER OR DISPOSE OF THIS STOCK (EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "ACT")) WITHOUT FIRST DELIVERING TO THE COMPANY AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY) THAT NEITHER REGISTRATION NOR QUALIFICATION

UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS REQUIRED IN CONNECTION WITH SUCH TRANSFER.

5.Payroll Tax Considerations.  The Company and Employee acknowledge and agree that the Stock Award issued to Employee pursuant to the provisions of this Agreement shall represent a bonus to Employee for valuable services rendered to the Company to the extent of the fair market value of such shares of Common Stock on the date of award.  Employee agrees and affirms that the determination of the fair market value of such shares of Common Stock shall be made by the Company, in consultation with its accountants, and that such determination of fair market value by the Company shall be conclusive, final and binding upon Employee.  It shall be a condition precedent to Employee’s right to receive the Stock Award that the Company be permitted to withhold or make appropriate arrangement, to the satisfaction of the Company, to withhold all federal, state and other payroll taxes which are customarily deducted by the Company from other compensation payable to Employee in the ordinary course of business.  At the Company’s election, the Company may, but shall be under no obligation, make arrangements to loan to Employee an amount sufficient to pay the payroll taxes which may be due and owing in connection with the Stock Award, and to secure the repayment of such loan by pledge of collateral, including shares of the Company’s Common Stock issued in the Stock Award as the Company may determine is necessary and commercially reasonable.

6.Arbitration.  Any dispute arising from or related to this Agreement shall be resolved by arbitration before a representative of the Judicial Arbiter Group of Denver, Colorado, or such other arbitrator as the parties may select.  Should the parties be unable to select an arbitrator themselves from those available through the Judicial Arbiter Group, they shall each select an arbitrator from those available through the Judicial Arbiter Group, and those arbitrators shall select another arbitrator and that arbitrator shall then arbitrate the dispute between the parties.  Any award issued in connection with such arbitration shall be binding and final upon the parties.  In any such proceeding, the prevailing part shall be entitled to their costs incurred in connection with such proceeding, including their attorneys’ fees.

7.Miscellaneous.

         (a)    The rights and obligations of the Company under this Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Employee’s rights and obligations under this Award may only be assigned with the prior written consent of the Company.

         (b)    Employee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

         (c)    Employee acknowledges and agrees that Employee has reviewed this Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting this Award and fully understands all provisions of this Award.

         (d)    The interpretation, performance and enforcement of this Award shall be governed by the laws of the State of Colorado without resort to that State's conflict-of-laws rules.

8.Change in Control.  For the purposes of this Agreement, a “Change in Control” means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction, the stockholders of the Company immediately prior to such merger, consolidation or other transaction own or beneficially own immediately after such merger, consolidation or other transaction 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets to a Person which is not owned or controlled by the Company or its stockholders immediately prior to such sale, transfer or other disposition; (c) individuals who, immediately following the effective date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director thereafter whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (d) any transaction as a result of which any Person is the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this definition of Change in Control, the term “Persons” means, acting individually or as a group, an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

MAGELLAN GOLD CORPORATION

a Nevada corporation

By: /s/ John C. Power

Its: Director

EMPLOYEE:

/s/ W. Pierce Carson

W. Pierce Carson